UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

August 10, 2020

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 10, 2020, the Compensation Committee (the "Committee") of the Board of Directors of The Gap, Inc. (the "Company") reviewed and approved cash and equity incentive award goals for the Company’s named executive officers, as well as the Company’s other senior leaders. The Committee had previously delayed setting the fiscal year 2020 goals for the Company’s annual cash incentive plan (the "2020 Bonus Plan") and performance share grants given the significant and ongoing impact of the current COVID-19 pandemic on the economy and retail industry, in particular, and the challenge of setting appropriate goals in a highly uncertain and unprecedented time.

The Committee established two equally weighted six-month performance periods covering the first half and second half of fiscal year 2020 for the 2020 Bonus Plan and the outstanding performance share awards that were granted prior to fiscal 2020, which are earned based on the average attainment of separate earnings goals that are established each fiscal year over three years (the "Prior Year Grants"). Fifty percent (50%) of each participant’s fiscal year 2020 target bonus opportunity and fifty percent (50%) of each participant’s target number of performance shares that would be earned based on fiscal year 2020 performance were allocated to each equally weighted period. The Committee determined that there would be no payout relating to the first half of the fiscal year for both the 2020 Bonus Plan and the Prior Year Grants after considering the Company’s performance during this period. For the second half of the fiscal year, the Committee established a threshold funding goal, as well as six-month earnings and/or revenue target goals for the 2020 Bonus Plan and a six-month earnings target goal for the Prior Year Grants.

For the fiscal year 2020 performance share awards, which had been previously granted in March 2020, the Committee established a cumulative earnings goal and total shareholder return modifier that, in each case, would be measured over a 2.5 year performance period beginning on August 2, 2020 and ending on the last day of fiscal year 2022. The total shareholder return modifier is based on relative performance of the Company to the S&P Retail Select index.

The Committee believes these goals are aligned with the current outlook for the Company given the unprecedented impact to-date and continued business disruption from, and uncertain duration of, the COVID-19 pandemic and provide a meaningful incentive for the Company’s leadership team that aligns leadership rewards with shareholder interests.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: August 13, 2020	By:	/s/ Sheila Peters
Sheila Peters
Executive Vice President and
Head of People and Culture